UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

HYLIION HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38823	83-2538002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1202 BMC Drive, Suite 100 Cedar Park,TX	78613
(Address of principal executive offices)	(Zip Code)

(833) 49w5-4466

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Hyliion Holdings Corp. (“Hyliion” or the “Company”) was held on May 20, 2025. At the Annual Meeting:

●	Stockholders elected the two nominees recommended by the Company’s board of directors to serve as Class II directors of the Company until the 2028 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

●	Stockholders ratified the selection of Grant Thornton LLP (the “Auditor”) to serve as the independent registered public accounting firm of the Company for the 2025 fiscal year ended December 31, 2025; and

●	Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers (“Say on Pay”).

Set forth below, with respect to each such matter, are the number of votes cast for or against/withhold, the number of abstentions and the number of broker non-votes.

Election of Directors

Nominee	For	Withhold	Broker Non-Votes
Jeffrey Craig	72,112,874	8,246,830	45,325,540
Richard Freeland	79,034,758	1,324,946	45,325,540

Ratification of Auditor

For	Against	Abstain
124,912,577	480,647	292,020

Say on Pay

For	Against	Abstain	Broker Non-Votes
75,455,210	4,482,136	422,358	45,325,540

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

HYLIION HOLDINGS CORP.

	By:	/s/ Thomas Healy
Date: May 21, 2025		Thomas Healy
Chief Executive Officer

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